                                                STRUCTURAL AND COLLATERAL TERM SHEET

                                                                                                     [FILED PURSUANT TO RULE 433]

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered Certificates.  Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person.
Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the
Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING
PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO
REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING
CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE
BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND
THE PROSPECTUS SUPPLEMENT FOR THE OFFERED CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY AND IS SUBJECT TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS  TERM  SHEET,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR  COMMITMENT  TO  PURCHASE  ANY OF THE  OFFERED
CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT AND ANY OTHER FREE
WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM  SHEET  AND THE  RELATED  TERM  SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

DECEMBER 11, 2006

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET
SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information to you about the offered  certificates  in three or more separate  documents  that provide  progressively more detail:

         -        the related base  prospectus,  dated October 26, 2006, which provides  general  information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated  December  5, 2006,  which  provides  general  information  about  series of certificates  issued  pursuant  to the  depositor's  QO  program,  some of which may not  apply to the  offered certificates; and

         -        this term sheet, which describes terms applicable to the classes of offered  certificates  described herein and provides a description of certain collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain all of the information  that you should  consider in making  your  investment  decision.  To  understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The offered certificates are reflected in the table below.

THE INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY  PRIOR  SIMILAR  MATERIALS  RELATING  TO  SUCH  CERTIFICATES.  THE
INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO
YOU SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT
AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND
WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO
ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH CERTIFICATES IS SUBJECT TO THE
TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS
AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF
THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE
THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE
ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF  CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO
ISSUANCE  OR  AVAILABILITY  OF A  FINAL  PROSPECTUS.  YOU  ARE  ADVISED  THAT  CERTIFICATES  MAY  NOT BE  ISSUED  THAT  HAVE  THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON
THE MORTGAGE  LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING
ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER
WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND
NONE OF THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

NONE  OF THE  ISSUING  ENTITY  OF THE  CERTIFICATES  OR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED  OR  VERIFIED  ANY
STATISTICAL  OR  NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH  THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA
PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates  are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class. The offered  certificates  are complex  securities.  You should  possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet,  the term sheet  supplement and the related base prospectus  for the  offered  certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You should carefully  consider,  among other things,  all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

                                                STRUCTURAL AND COLLATERAL TERM SHEET                     DECEMBER 11, 2006
                                                [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                            $888,750,000 (APPROXIMATE) OF OFFERED CERTIFICATES
                                                  RALI 2006-QO10 TRUST - ISSUER
                                          RESIDENTIAL ACCREDIT LOANS, INC. - DEPOSITOR
                                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QO10

DESCRIPTION OF THE OFFERED CERTIFICATES

-------------------------------------------------------------------------------------------------------------------------------
                  APPROXIMATE
                  CERTIFICATE                                 EXPECTED CREDIT        INITIAL       ESTIMATED     PRINCIPAL
               PRINCIPAL BALANCE                                ENHANCEMENT       PASS-THROUGH     AVG. LIFE   PAYMENT WINDOW
CERTIFICATES        ($) (1)         RATINGS (S&P/MOODY'S)      PERCENTAGE(2)        RATE (3)       (YRS) (4)        (4)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     A-1           490,590,000             AAA/Aaa                  45.49%        LIBOR + [ ]%       3.18      01/07 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     A-2           204,413,000             AAA/Aaa                  22.78%        LIBOR + [ ]%       3.18      01/07 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     A-3           122,647,000             AAA/Aaa                   9.15%        LIBOR + [ ]%       3.18      01/07 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-1            21,600,000             AA+/Aaa                   6.75%        LIBOR + [ ]%       6.06      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-2            15,300,000              AA/Aa1                   5.05%        LIBOR + [ ]%       6.05      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-3             4,500,000             AA-/Aa2                   4.55%        LIBOR + [ ]%       6.05      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-4             7,200,000              A+/Aa3                   3.75%        LIBOR + [ ]%       6.04      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-5             4,500,000               A/A1                    3.25%        LIBOR + [ ]%       6.04      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-6             4,500,000              A-/A2                    2.75%        LIBOR + [ ]%       6.04      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-7             4,500,000             BBB+/A3                   2.25%        LIBOR + [ ]%       6.03      08/10 - 04/15
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-8             4,500,000             BBB/Baa1                  1.75%        LIBOR + [ ]%       5.87      08/10 - 12/14
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
     M-9             4,500,000            BBB-/Baa3                  1.25%        LIBOR + [ ]%       5.59      08/10 - 02/14
-------------------------------------------------------------------------------------------------------------------------------

(1)      The  Certificate  Principal  Balances are based on scheduled  balances of the Mortgage  Loans as of December 1, 2006 and are subject to an aggregate +/- 10% variance on the Certificates.
(2)      Includes fully funded  overcollateralization  of  approximately  0.50%. The expected credit  enhancement  percentage for each Class of Certificates is subject to a +/- 0.50% variance.  The Class A-1  Certificates  and Class A-2 Certificates
         will each be a super senior class.  The Class A-2 Certificates  will be entitled to additional  credit support from the
         Class A-3  Certificates,  and the Class A-1 Certificates  will be entitled to additional  credit support from the Class
         A-2 Certificates and Class A-3 Certificates.
(3)      The Pass-Through  Rate for the Class A-1, Class A-2 and Class A-3 Certificates  will be on adjustable rates equal to the lesser of (i)  one-month  LIBOR  plus the  related  margin  (which  margin  will be  multiplied  by 2.0 after the first possible  Optional  Cleanup Call Date) and (ii) the Net Rate Cap (as defined  herein) for that  Distribution  Date. The
         Pass-Through  Rates for the Class M Certificates  (as defined  herein) will be adjustable  rates equal to the lesser of
         (i) one-month  LIBOR plus the related margin (which margin will be multiplied by 1.5 after the first possible  Optional
         Cleanup Call Date) and (ii) the Net Rate Cap (as defined herein) for that Distribution Date.
(4)      Assuming 25% CPR (the "Pricing Prepayment Assumption") and the 10% Clean-up Call is exercised.

                                                STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------- --------------------------------------
MORTGAGE POOL STIPULATED CHARACTERISTICS
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
                                                                                   AGGREGATE
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
MORTGAGE LOAN TYPE:                                                     Payment Option Adjustable Rate
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):                                               $900,000,000
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 15%):                                                        $356,000
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 1.50):                                                         6.000%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10):                                                        0.425%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 1.50):                                                       5.575%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE GROSS MARGIN (+/-0.20):                                                          3.231%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE TEASER PERIOD 0 MONTH (+/- 5.00):                                                  5.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE TEASER PERIOD 1 MONTH (+/- 5.00):                                                 94.6%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE TEASER PERIOD 3 MONTH (+/- 2.00):                                                  0.5%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE LIFE CAP = 9.95% (+/- 2.00):                                                      98.5%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
INDEX - MTA (+/- 3.00):                                                                            97.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
INDEX - LIBOR (+/- 3.00):                                                                           3.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
NEGATIVE AMORTIZATION LIMIT = 110% (+/- 5.00):                                                      5.5%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
NEGATIVE AMORTIZATION LIMIT = 115% (+/- 5.00):                                                     94.5%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
AMORTIZATION TYPE - 30/30 (+/- 10.00):                                                             70.8%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
AMORTIZATION TYPE -  40/30 (+/- 10.00):                                                             8.9%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
AMORTIZATION TYPE - 40/40 (+/- 10.00):                                                             20.3%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
FIRST PAYMENT RESET - 12 MONTHS (+/- 10.00):                                                       90.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
FIRST PAYMENT RESET - 60 MONTHS (+/- 10.00):                                                       10.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5.00):                                                   75.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
CALIFORNIA CONCENTRATION (+/-10.00):                                                               61.5%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
FULL/ALT DOCUMENTATION (+/- 5.00):                                                                  6.8%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
CASH OUT REFINANCE (+/- 10.00):                                                                    54.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
SINGLE FAMILY DETACHED (+/- 10.00):                                                                84.0%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
INVESTOR PROPERTY (+/- 10.00):                                                                      8.9%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
SECOND HOME/VACATION (+/- 5.00):                                                                    4.1%
-------------------------------------------------------------------- --------------------------------------
-------------------------------------------------------------------- --------------------------------------
WEIGHTED AVERAGE FICO (+/- 10.00):                                                                   702
-------------------------------------------------------------------- --------------------------------------

FEATURES OF THE TRANSACTION

|X|  Offering  consists  of  certificates  totaling  approximately  $888,750,000,  subject  to a +/- 10%  variance,  of which approximately $817,650,000 (+/- 10% variance) will be rated Aaa/AAA by Moody's and S&P, respectively.
|X|  The expected amount of credit support for the Class A-1 Certificates will be approximately  45.49% (+/- 0.50%),  for the
     Class A-2  Certificates  will be  approximately  22.78% (+/- 0.50%),  for the Class A-3  Certificates  will be approximately
     9.15% (+/- 0.50%),  for the Class M-1 Certificates will be approximately  6.75% (+/- 0.50%),  for the Class M-2 Certificates
     will be approximately  5.05% (+/- 0.50%),  for the Class M-3 Certificates will be approximately  4.55% (+/- 0.50%),  for the
     Class M-4 Certificates will be approximately  3.75% (+/- 0.50%), for the Class M-5 Certificates will be approximately  3.25%
     (+/- 0.50%),  for the Class M-6 Certificates  will be approximately  2.75% (+/- 0.50%),  for the Class M-7 Certificates will be approximately  2.25% (+/- 0.50%), for the Class M-8 Certificates will be approximately  1.75% (+/- 0.50%) , for the Class
     M-9 Certificates will be approximately  1.25% (+/-0.50%) and for the Class B Certificates  will be approximately  0.50% (+/-
     0.50%).
|X|  Substantially  all of the  collateral  is expected to consist of One-Year MTA payment  option  adjustable  rate mortgage loans  with a negative  amortization  feature  set to mature  within 40 years of the date of  origination,  secured by first liens on one- to four-family residential properties and acquired by Residential Funding Company, LLC.

TIME TABLE

CUT-OFF DATE:           December 1, 2006
SETTLEMENT DATE:        December 28, 2006
DISTRIBUTION DATE:      25th of each month or the next business day if such day is not a business day.
FIRST DISTRIBUTION DATE:January 25, 2007
ASSUMED FINAL           The distribution date occurring in January 2047.  The actual final distribution date could be
DISTRIBUTION DATE:      substantially earlier.

KEY TERMS

ISSUER:                 RALI Series 2006-QO10 Trust
DEPOSITOR:              Residential Accredit Loans, Inc.
MASTER SERVICER:        Residential Funding Company, LLC.
TRUSTEE:                Deutsche Bank Trust Company Americas
SIGNIFICANT SERVICERS:  Servicers  that  may  subservice  10% or  more  by  principal  amount  of the  mortgage  loans  include
                        Homecomings Financial, LLC and GMAC Mortgage, LLC, wholly-owned subsidiaries of the Master Servicer.
RATING AGENCIES:        Moody's and Standard & Poor's.
TYPE OF ISSUANCE:       Public for all the Offered Certificates.
OFFERED CERTIFICATES:   Class A  and Class M Certificates.
NON OFFERED             Class B Certificates.
CERTIFICATES:
CLASS A CERTIFICATES:   Class A-1, Class A-2 and Class A-3 Certificates.
CLASS M CERTIFICATES:   Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9
                        Certificates.
OTHER CERTIFICATES:
                        The following Class of "Other  Certificates"  (the Class B Certificates)  which are not offered hereby, will be issued  in the  indicated  approximate  original  certificate  principal  balance,  and will be subordinate to the Offered Certificates.

                          CERTIFICATE(1)         APPROXIMATE CERTIFICATE BALANCE  ($)               RATINGS
                          (S&P/MOODY'S)INITIAL COUPON(2)

                          B                      6,750,000                     BB/NR                LIBOR + [  ]%

                        1.       The Certificate  Principal  Balance is approximate,  based on December 1, 2006 balances of the
                                 Mortgage Loans, and is subject to a +/- 10% variance in the aggregate.
                        2.       For the Class B  Certificate,  the  Pass-Through  Rates will be adjustable  rates equal to the lesser of (i)  one-month  LIBOR plus the related  margin  (which margin will be multiplied by
                                 1.5  after the  first  possible  Optional  Cleanup  Call  Date) and (ii) the Net Rate Cap (as
                                 defined herein) for that Distribution Date.
LIBOR CERTIFICATES:     Class A Certificates, Class M Certificates and Class B Certificates.
SERVICER ADVANCING:     The Master  Servicer  is  obligated  to  advance  delinquent  mortgagor  payments  through  the date of liquidation of an REO property to the extent the advance is deemed recoverable.
DELAY DAYS:             0 day delay on the LIBOR Certificates
PREPAYMENT PERIOD:      As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution
                        Date occurs.
DAY COUNT:              Actual/360 basis for the LIBOR Certificates
INTEREST ACCRUAL PERIOD:For the LIBOR Certificates from the prior Distribution Date to the day prior to the current
                        Distribution Date except for the initial accrual period for which interest will accrue from the
                        Closing Date.
COMPENSATING INTEREST:  On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer's servicing compensation for any
                        Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                          o 0.125% multiplied by
                                          o one-twelfth multiplied by
                                          o the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

PRICING PREPAYMENT      A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25.0% per annum of the
ASSUMPTION:             then outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.
COLLATERAL DESCRIPTION:
                        As of December 1, 2006,  the aggregate  principal  balance of the mortgage  loans  described  herein is expected to be approximately  $900 million.  Substantially all of the Mortgage Loans accrue interest at a mortgage  rate which  adjusts  monthly  (after the initial  fixed rate teaser  period of one or three months) based upon an index rate of the 12-month  moving  average of the monthly yield on United States treasury  securities  adjusted to a constant  maturity of one year (the "MTA") index.  After the one or three month initial fixed rate teaser period, the interest rate for each of these MTA-indexed  Mortgage
                        Loans will adjust  monthly to equal the sum of MTA and the related gross  margin.  None of the Mortgage
                        Loans are  subject to a periodic  rate  adjustment  cap.  All of the  Mortgage  Loans are  subject to a maximum mortgage rate.

                        For each of the Mortgage  Loans,  the related  borrower  must make a minimum  monthly  payment which is subject  to  adjustment  on a date  specified  in the  mortgage  note and  annually  on the  same  date thereafter,  subject  generally to the conditions  that (i) the amount of the minimum  monthly  payment will not increase by an amount that is more than 7.50% of the last minimum monthly payment,  (ii) as of the fifth or tenth  anniversary  of the first due date and on the same day every five years  thereafter as well as the final payment  adjustment  date,  the minimum  monthly  payment will be recast,  without regard to the limitation in clause (i) above,  in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity,  and (iii) if the unpaid mortgage loan principal balance exceeds 110% or 115% of the original  principal balance due to Deferred Interest (the "Negative
                        Amortization  Limit"), the minimum monthly payment will be recast,  without regard to the limitation in clause (i), in order to amortize  fully the then unpaid  principal  balance over the remaining  term to maturity.

                        On each  Distribution  Date after the initial  fixed rate  period,  the  servicer  will present to each borrower  three payment  options in addition to the minimum  monthly  payment  described  above.  Those payment  options will include (i) interest  only,  (ii) an amount that will fully amortize the mortgage loan over the remaining  amortization  term of the mortgage  loan at the current  mortgage rate (except for Balloon Loans, where the monthly payment will provide for the payment of principal  generally based on a 40 year amortization  schedule  although the mortgage loan will have a scheduled  maturity date of approximately 30 years from the due date of the first monthly  payment),  and (iii) an amount that will fully  amortize the  mortgage  loan over a period of 15 years from the first  Distribution  Date at the current  mortgage  rate.  Those  payment  options  will only be  available  to the borrower if they are higher than the minimum monthly payment described above.

                        Negative  amortization  on a Mortgage Loan will occur when the monthly  payment made by the borrower is less than  interest  accrued  at the  current  mortgage  rate on the  unpaid  principal  balance of the
                        Mortgage Loan (such deficiency,  the "Deferred Interest"). The amount of the Deferred Interest, if any, is then added to the unpaid principal balance of the Mortgage Loan.
THE MORTGAGE LOANS:     The  Mortgage  Loans will be  secured  by first lien  mortgage  loans  secured  by  one-to-four  family residential  properties.  Substantially  all of the  mortgage  loans are indexed to  One-Year  MTA with monthly coupon adjustments that allow for negative amortization.
EXPENSE RATE:           The "Expense  Rate" is comprised of primary  servicing  fees and a master  servicing  fee. The weighted average Expense Rate before the reset date will be equal to approximately 0.425%.
OPTIONAL CLEAN UP CALL: Less than 10% of the Cut-off Date principal balance of the Mortgage Loans.

TAX TREATMENT:          It is  anticipated  that the Offered  Certificates  will be treated as REMIC regular  interests for tax purposes.
ERISA ELIGIBILITY:      The  Offered  Certificates  are  expected  to be  eligible  for  purchase by or with assets of employee benefit plans and other plans and arrangements  that are subject to Title I of ERISA or Section 4975 of the Code,  subject to certain  conditions.  Prospective  investors  should  review with their own legal advisors as to whether the purchase and holding of the  Certificates  could give rise to a  transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.
SMMEA ELIGIBILITY:      The Class A, Class M-1,  Class M-2,  Class M-3 and Class M-4  Certificates  are expected to  constitute
                        "mortgage related securities" for purposes of SMMEA.
MINIMUM DENOMINATION:   $100,000 for the Class A, Class M-1,  Class M-2 and Class M-3  Certificates  and $250,000 for the Class
                        M-4, Class M-5, Class M-6, Class M-7, Class M-8,  and the Class M-9 Certificates.
DELIVERY:               DTC

STRUCTURE OF THE OFFERED AND NON OFFERED CERTIFICATES

  CREDIT ENHANCEMENT

The credit enhancement provided for the Certificates in the form of net monthly excess cashflow, subordination and overcollateralization.

NEGATIVE AMORTIZATION

In the event that an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the minimum monthly payment due for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the  "Deferred Interest ").  The amount of
Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

DEFINITIONS

             ACCRUED CERTIFICATE           For any  Distribution  Date and each class of Offered  Certificates,  the amount of interest accrued
             INTEREST:                     during the related Interest Accrual Period on the related Certificate  Principal Balance immediately prior to such Distribution Date (or the Closing Date in the case of the first  Distribution Date) at the related  pass-through rate, as reduced by any prepayment  interest shortfalls and any shortfalls resulting  from the  application  of the  Servicemembers  Civil  Relief  Act,(or any  similar  state statutes) and reduced by any Net Deferred Interest allocated to that class.

             PRINCIPAL PREPAYMENT:         The principal  portion of all partial and full  prepayments  received during the related  prepayment period.

             NET MONTHLY EXCESS CASHFLOW:  With  respect  to any  Distribution  Date,  an  amount  equal  to the sum of (x) the  excess  of the available  distribution  amount  for  that  Distribution  Date  over  the  sum of (a)  the  interest distribution amount for the certificates on that Distribution Date and (b) the Principal  Remittance
                                           Amount for that Distribution Date, and (y) the  Overcollateralization  Reduction Amount, if any, for
                                           that Distribution Date.

             REQUIRED                      For any Distribution  Date (i) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate
             OVERCOLLATERALIZATION         stated  principal  balance  of the  Mortgage  Loans as of the  Cut-off  Date,  (ii) on or after  the
             AMOUNT:                       Stepdown Date but prior to the Distribution  Date in January 2013 provided a Trigger Event is not in effect,  the greater of (x) 1.25% of the aggregate  stated  principal  balance of the Mortgage Loans
                                           after  giving  effect  to  distributions  to  be  made  on  that   Distribution  Date  and  (y)  the
                                           Overcollateralization  Floor,  (iii) on or after the Stepdown Date and on or after the  Distribution
                                           Date in January  2013  provided a Trigger  Event is not in effect,  the  greater of (x) 1.00% of the then aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date and (y) the  Overcollateralization  Floor, or (iv) on or after the Stepdown Date if a Trigger  Event is in effect,  the Required  Overcollateralization  Amount for the immediately  preceding  Distribution  Date. The initial  Required  Overcollateralization  Amount will be fully funded on the Closing Date.

             OVERCOLLATERALIZATION FLOOR:  An amount equal to 0.50% of the aggregate  principal balance of the Mortgage Loans as of the Cut-Off
                                           Date, or approximately $4,500,000.

             EXCESS                        With respect to any Distribution  Date, the excess, if any, of the  Overcollateralization  Amount on
             OVERCOLLATERALIZATION         that Distribution Date over the Required Overcollateralization Amount on that Distribution Date.
             AMOUNT:

             OVERCOLLATERALIZATION         With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate  stated principal
             AMOUNT:                       balance of the Mortgage Loans before giving effect to  distributions of principal to be made on that
                                           Distribution  Date,  over  (b)  the  aggregate   certificate   principal  balance  of  the  Class  A
                                           Certificates,   Class  M  Certificates   and  Class  B  Certificates   before  taking  into  account
                                           distributions of principal to be made on that Distribution Date .

             OVERCOLLATERALIZATION         With respect to any  Distribution  Date, an amount equal to the lesser of (i) the Net Monthly Excess
             INCREASE AMOUNT:              Cashflow for that  Distribution  Date (to the extent not used to cover  losses) and (ii) the excess, if any, of (x) the Required  Overcollateralization  Amount for that  Distribution  Date over (y) the
                                           Overcollateralization Amount for that Distribution Date.

             NET DEFERRED INTEREST:        The excess if any of the Deferred Interest on Mortgage Loans over principal prepayments.

OVERCOLLATERALIZATION         With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would
REDUCTION AMOUNT:             be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of  (i) the Excess Overcollateralization Amount for that
                              Distribution Date, and (ii) the Principal Remittance Amount for that Distribution Date.

STEPDOWN DATE:                The earlier to occur of (A) the  Distribution  Date  immediately  following the  Distribution  Date on which  the  Class A  Certificates  have  been  reduced  to zero and (B) the  later to occur of (x) the
                              Distribution  Date occurring in January 2010 and (y) the first  Distribution  Date on which the Senior
                              Enhancement  Percentage is equal to or greater than  approximately  (a) on any Distribution Date prior to the Distribution  Date in January 2013,  22.875% and (b) on any  Distribution  Date on or after the
                              Distribution Date in January 2013, 18.300%.

SENIOR ENHANCEMENT            On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be  equal to a  fraction,  the
PERCENTAGE:                   numerator  of which is the sum of (x) the  aggregate  certificate  principal  balance  of the  Class M
                              Certificates  immediately  prior to that Distribution  Date and (y) the  Overcollateralization  Amount
                              immediately  prior to that  Distribution  Date, and the  denominator of which is the aggregate  stated
                              principal  balance of the  Mortgage  Loans after  giving  effect to  distributions  to be made on that
                              Distribution Date.

TRIGGER EVENT:                A Trigger  Event is in effect  with  respect  to any  Distribution  Date if either (i) on or after the
                              Stepdown Date the Sixty-Plus Delinquency Percentage,  as determined on that Distribution Date, exceeds
                              40.00% of the current  Senior  Enhancement  Percentage  or (ii) on or after the  Distribution  Date in
                              January 2009 the  aggregate  amount of realized  losses  allocated as a percentage of the Cut-Off Date aggregate stated principal balance of the Mortgage Loans exceeds the values defined below:

         DISTRIBUTION DATE                  CUMULATIVE REALIZED LOSS PERCENTAGE:
         January 2009 - December 2009       0.200% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.221% in February 2009)
         January 2010 - December 2010       0.450% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.479% in February 2010)
         January 2011 - December 2011       0.800% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.829% in February 2011)
         January 2012 - December 2012       1.150% for the first month, plus an additional 1/12th of 0.450% for each month thereafter (e.g., approximately 1.188% in February 2012)
         January 2013 - December 2013       1.600% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.613% in February 2013)
         January 2014 and thereafter        1.750%

 SIXTY-PLUS DELINQUENCY       With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average,  for each
 PERCENTAGE:                  of the three Distribution  Dates ending with such Distribution  Date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate stated principal  balance of the Mortgage Loans that are 60 or more days  delinquent  in payment of  principal  and interest for that  Distribution  Date,  including mortgaged loans in bankruptcy,  foreclosure and REO, over (y) the aggregate stated  principal  balance of all of the Mortgage Loans immediately preceding that Distribution Date.

NET MORTGAGE RATE:            With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the per annum rates at which the master servicing and subservicing fees are paid.

NET RATE CAP:                 With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net
                              WAC Cap Rate and (ii) the Available Funds Rate.

NET WAC CAP RATE:             With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period multiplied by a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

AVAILABLE FUNDS RATE:         With  respect to any  Distribution  Date,  a per annum rate equal to the product of (x)  the Interest
                              Remittance Amount plus full and partial  prepayment amounts received on the loans and available to be distributed  on that  Distribution  Date and (y) a  fraction,  the  numerator  of which is 12 and the denominator of which is the aggregate  stated  principal  balance of the mortgage loans as of the due date  occurring in the month  preceding the month of such  Distribution  Date (after giving effect to principal  prepayments  in the  prepayment  period  related to that prior due date),  adjusted  to an actual/360 rate.

INTEREST REMITTANCE AMOUNT:   With respect to any distribution date, the interest received or advanced with respect to the Mortgage Loans, net of the Expense Fee Rate.

BASIS RISK SHORTFALL:         With respect to any class of Class A Certificates, Class M Certificates and Class B Certificates and
                              any Distribution Date on which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin, over (ii) Accrued
                              Certificate Interest for that class calculated assuming the Net Rate Cap was equal to the Net WAC
                              Cap Rate for such Distribution Date

BASIS RISK SHORTFALL          With respect to any Class of the Class A Certificates, Class M Certificates and Class B Certificates
CARRYFORWARD AMOUNT:          and any Distribution Date, an amount equal to the amount of related Basis Risk Shortfall , plus any unpaid Basis Risk shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Excess Cash Flow, at a rate equal to one-month LIBOR plus the related margin for the current Distribution Date.

PREPAYMENT INTEREST           With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest
SHORTFALL:                    resulting from mortgagor prepayments on the Mortgage Loans during the Prepayment Period.  These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment.  No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.  Any Prepayment
                              Interest Shortfalls not covered by Eligible Master Servicing Compensation or Excess Cash Flow and
                              allocated to a class of Offered and Non Offered Certificates will accrue interest at the then applicable pass-through rate on that class of Offered and Non Offered certificates and will be paid, together with the interest thereon, on future Distribution Dates only to the extent of any Excess
                              Cashflow available therefor on that Distribution Date.

RELIEF ACT SHORTFALLS:        With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation.  Relief Act
                              Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under "Net Monthly Excess Cashflow Distributions."  Any Relief Act Shortfalls allocated to the Offered and Non Offered Certificates for the current period not covered by Net Monthly Excess
                              Cashflow will remain unpaid.  Relief Act Shortfalls will be allocated on a pro rata basis among the certificates.

INTEREST DISTRIBUTION         With respect to any  distribution  date and any class of LIBOR  Certificates,  the aggregate amount of
AMOUNT:                       Accrued  Certificate  Interest  for that  distribution  date  plus any  Accrued  Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest thereon,  in each case to the extent distributed to the holders of the LIBOR Certificates.

INTEREST CARRYFORWARD         With respect to any Distribution Date and any class of LIBOR Certificates, the sum of (a) on any
AMOUNT:                       Distribution Date on which the pass-through rate is equal to the Available Funds Rate, the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such
                              Distribution Date was equal to the Net WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and
                              (b) interest on the amount calculated pursuant to clause (a) for any prior Distribution Date that remains unreimbursed at the related pass-through rate.

INTEREST DISTRIBUTIONS:       On each  Distribution  Date,  accrued and unpaid  interest (less  prepayment  interest  shortfalls not covered by compensating  interest,  Net Deferred  Interest and Relief Act Shortfalls)  will be paid to the  holders  of  Class A  Certificates  and  Class M  Certificates  to the  extent  of the  available distribution  amount as described in the term sheet supplement  (after payment of the master servicing and primary-servicing fees) in the following order of priority:

                              1.       To the Class A Certificates, pro rata;
                              2.       To the Class M-1 Certificates;
                              3.       To the Class M-2 Certificates;
                              4.       To the Class M-3 Certificates;
                              5.       To the Class M-4 Certificates;
                              6.       To the Class M-5 Certificates;
                              7.       To the Class M-6 Certificates;
                              8.       To the Class M-7 Certificates;
                              9.       To the Class M-8 Certificates;
                              10.      To the Class M-9 Certificates; and
                              11.      To the Class B Certificates.

PRINCIPAL PAYMENTS:           The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to
                              the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their Certificate Principal
                              Balances
                              have been reduced to zero.

                              The Class M Certificates and Class B Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments until on or after the Stepdown Date, or if a Trigger
                              Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. In such case, the Class M Certificates and Class B Certificates will receive any remaining principal distribution amount sequentially in each case until the principal distribution amount thereof has been reduced to zero.

                              On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority:  to the Class
                              M-1 Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2 Certificates, the
                              Class M-2 Principal Distribution Amount, to the Class M-3 Certificates, the Class M-3 Principal
                              Distribution Amount, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, to
                              the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, to the Class M-6
                              Certificates, the Class M-6 Principal Distribution Amount, to the Class M-7 Certificates, the Class
                              M-7 Principal Distribution Amount, to the Class M-8 Certificates, the Class M-8 Principal
                              Distribution Amount, to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, and
                              to the Class B Certificates, the Class B Principal Distribution Amount in each case until the certificate principal balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION        With respect to any Distribution Date, the lesser of (a) the excess of (i) the available
AMOUNT:                       distribution amount over (ii) the Interest Distribution Amount and (b) the sum of the following:

                              1.       the principal  portion of all scheduled  monthly  payments on the mortgage loans received or advanced with respect to the related due period;

                              2.       the principal  portion of all proceeds of the repurchase of Mortgage Loans,  or, in the case of  a  substitution,  amounts  representing  a  principal  adjustment,  as required by the  pooling  and  servicing  agreement  during the  preceding calendar month;

                              3.       the principal  portion of all other unscheduled  collections  received on the mortgage loans during the  preceding  calendar  month other than  Subsequent  Recoveries, including,  without limitation,  Insurance Proceeds,  Liquidation Proceeds and,  except to the extent applied to offset Deferred  Interest,  full and partial Principal  Prepayments made by the respective  mortgagors,  to the extent  not  distributed  in  the  preceding  month  or,  in the  case  of
                                                Principal Prepayments in full, during the related Prepayment Period;

                              4.       the  lesser of (a) the Excess  Cash Flow for that  distribution  date and (b) the  principal portion of any Realized  Losses  allocated to any class of Offered and Non
                                                Offered  certificates on a prior  distribution  date and remaining unpaid, to the extent covered by Subsequent  Recoveries for that distribution date as described  under "--Net Monthly Excess Cash Flow  Distributions"  below;
                                                and

                              5.       the lesser of (a) the Excess Cash Flow for that  distribution  date,  to the extent not used in clause (4) above and (b) the principal  portion of any Realized  Losses incurred,  or deemed to have been  incurred,  on any mortgage loans in the calendar month preceding that  distribution  date to the extent covered by
                                                Excess  Cash  Flow for that  distribution  date as  described  under --Net
                                                Monthly Excess Cash Flow  Distributions" below;

                              6.       the lesser of (a) the Excess Cash Flow for that  distribution  date,  to the extent not used pursuant to clauses (4) and (5) above on such  distribution  date, and (b)
                                                the  amount  of  any   Overcollateralization   Increase  Amount  for  that
                                                distribution date;

                                                minus

                              7.       the amount of any Overcollateralization Reduction Amount for that distribution date; and

                              8.       any  related  Capitalization  Reimbursement  Amount as  further  defined  in the Term  Sheet
                                       Supplement for this transaction.

                              In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the LIBOR certificates.

PRINCIPAL REMITTANCE AMOUNT:  For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Insurance Proceeds, Liquidation
                              Proceeds and, except to the extent applied to offset Deferred Interest, full and partial Principal
                              Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period.

CLASS A PRINCIPAL             With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of:  (i) the Principal Distribution Amount for that Distribution Date; and
                                   (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1)
                                   77.125% for any Distribution Date prior to the Distribution Date in January 2013 and 81.700%
                                   for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-1 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, or
                              2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount; and (ii) the excess of
                                   (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates
                                   (after taking into account the payment of the Class A Principal Distribution Amount) and (2)
                                   the certificate principal balance of the Class M-1 Certificates immediately prior to that
                                   Distribution Date over (b) the lesser of (x) the product of (1) 83.125% for any Distribution
                                   Date prior to the Distribution Date in January 2013 and 86.500% for any Distribution Date on or
                                   after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-2 PRINCIPAL             With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                               1.   prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                                    Distribution Amount, or
                               2.   on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                    Date, the lesser of:  (i) the remaining Principal Distribution Amount for that Distribution
                                    Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal
                                    Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal Distribution
                                    Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2
                                    Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 87.375% for any Distribution Date prior to the Distribution Date in January 2013 and
                                    89.900% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                    Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-3 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, and Class M-2 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount and the Class M-2 Principal Distribution Amount; and (ii) the excess of (a)
                                   the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class
                                   M-2 Certificates (after taking into account the payment of the Class A Principal Distribution
                                   Amount,  the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution
                                   Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-3
                                   Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 88.625% for any Distribution Date prior to the Distribution Date in January 2013 and
                                   90.900% for any Distribution Date on or after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the
                                   Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-4 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal
                                   Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal
                                   Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal
                                   Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 90.625% for any Distribution Date prior to the Distribution Date in
                                   January 2013 and 92.500% for any Distribution Date on or after the Distribution Date in January
                                   2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount and Class M-4 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount and the Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of
                                   (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal
                                   Distribution Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                   Distribution Amount, Class M-3 Principal Distribution Amount and the Class M-4 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 91.875% for any Distribution Date prior to the Distribution Date in
                                   January 2013 and 93.500% for any Distribution Date on or after the Distribution Date in January
                                   2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-6 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution
                                   Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1
                                   Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
                                   Distribution Amount, Class M-4 Principal Distribution Amount and the Class M-5 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 93.125% for any Distribution Date prior to the Distribution Date in
                                   January 2013 and 94.500% for any Distribution Date on or after the Distribution Date in January
                                   2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and
                                   Class M-6 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                                   Amount and the Class M-6 Principal Distribution Amount; and (ii) the excess of (a) the sum of
                                   (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class
                                   M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal Distribution Amount, Class
                                   M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                                   Distribution Amount, Class M-5 Principal Distribution Amount and the Class M-6 Principal
                                   Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (b) the lesser of
                                   (x) the product of (1) 94.375% for any Distribution Date prior to the Distribution Date in
                                   January 2013 and 95.500% for any Distribution Date on or after the Distribution Date in January
                                   2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                                   Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution
                                   Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                                   Certificates (after taking into account the payment of the Class A Principal Distribution
                                   Amount,  the Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount,
                                   Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
                                   Principal Distribution Amount, Class M-6 Principal Distribution Amount and the Class M-7
                                   Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 95.625% for any Distribution Date prior to the Distribution
                                   Date in January 2013 and 96.500% for any Distribution Date on or after the Distribution Date in
                                   January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated
                                   principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS M-9 PRINCIPAL           With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8
                                   Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                                   Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution
                                   Amount and the Class M-8 Principal Distribution Amount; and (ii) the excess of (a) the sum of
                                   (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class
                                   M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,  the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class
                                   M-8 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 96.875% for any Distribution Date prior to the Distribution
                                   Date in January 2013 and 97.500% for any Distribution Date on or after the Distribution Date in
                                   January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated
                                   principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                                   Distribution Date, less the Overcollateralization Floor.

CLASS B PRINCIPAL             With respect to any Distribution Date:
DISTRIBUTION AMOUNT:
                              1.       prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution
                                   Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
                                   M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount, Class M-8 Principal
                                   Distribution Amount, and the Class M-9 Principal Distribution Amount, or
                              2.       on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution
                                   Date, the lesser of: (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                   Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution
                                   Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution
                                   Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution
                                   Amount , the Class M-8 Principal Distribution Amount, and the Class M-9 Principal Distribution
                                   Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                                   Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A
                                   Principal Distribution Amount,  the Class M-1 Principal Distribution Amount, Class M-2
                                   Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                                   Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution
                                   Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution
                                   Amount, and the Class M-9 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class B Certificates immediately prior to that
                                   Distribution Date over (b) the lesser of (x) the product of (1) 98.750% for any Distribution
                                   Date prior to the Distribution Date in January 2013 and 99.000% for any Distribution Date on or
                                   after the Distribution Date in January 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

NET MONTHLY EXCESS CASHFLOW   On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among the
DISTRIBUTIONS:                Certificates in the following order of priority:

                              1.       To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A, Class M
                                   , and Class B Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;
                              2.       As part of the Principal Distribution Amount, to pay to the holders of the Class A, Class
                                   M  and Class B Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                              3.       To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;
                              4.       To pay the holders of the Class A, Class  M and Class B Certificates, pro rata, based on
                                   Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest
                                   Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible
                                   Master Servicing Compensation on that Distribution Date;
                              5.       To pay the holders of the Class A, Class  M and Class B Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest
                                   Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;
                              6.       To the holders of the Class A Certificates, pro rata, and then to the holders of the Class
                                   M and Class B Certificates, in order of priority, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;
                              7.       To the holders of the Class A Certificates, pro rata, then to the holders of the Class M and Class B Certificates, in order of priority, any Basis Risk Shortfall Carryforward Amount allocated thereto that remains unpaid as of the Distribution Date;
                              8.       To pay the holders of the Class A, Class M and Class B Certificates, pro rata, based on
                                   Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act
                                   Shortfalls occurring in the current interest accrual period;
                              9.       To pay the holders of the Class A Certificates (except the Class A-1 Certificates), sequentially, then to the holders of the Class M and Class B Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and
                              10.      To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

ALLOCATION OF LOSSES:         Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess
                              Cashflow; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class B Certificates until the certificate principal balance thereof has been reduced to zero; fourth, to the Class M-9 Certificates until the certificate principal balance thereof has been reduced to zero; fifth, to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-7 Certificates until  the certificate principal balance thereof has been reduced to zero; seventh, to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class M-5
                              Certificates until the certificate principal balance thereof has been reduced to zero; ninth, to the
                              Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero;
                              tenth, to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero; eleventh, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero, twelfth, to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero,  thirteenth to the Class A-3 Certificates until the certificate principal thereof has been reduced to zero, and fourteenth to the Class A-2
                              Certificates until the certificate principal thereof has been reduced to zero.  There will be no realized losses allocated to the Class A-1 Certificates.

MORTGAGE POOL DESCRIPTION- 68% OF THE EXPECTED FINAL MORTGAGE POOL(1) (2)
---------------------------------------------------------- -----------------------

                                                              STATISTICAL POOL
---------------------------------------------------------- -----------------------
AGGREGATE PRINCIPAL BALANCE:                                         $616,325,235
---------------------------------------------------------- -----------------------
AVERAGE LOAN BALANCE:                                                    $357,497
---------------------------------------------------------- -----------------------
NUMBER OF LOANS:                                                            1,724
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE MONTHS TO ROLL:                                                1
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE TERM TO MATURITY (MONTHS):                                389.48
---------------------------------------------------------- -----------------------
GROSS WAC:                                                                 5.480%
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE EXPENSE RATE BEFORE RESET:                                0.425%
---------------------------------------------------------- -----------------------
NET WAC:                                                                   5.055%
---------------------------------------------------------- -----------------------
MINIMUM COUPON:                                                             0.99%
---------------------------------------------------------- -----------------------
MAXIMUM COUPON:                                                             8.75%
---------------------------------------------------------- -----------------------
MAXIMUM LIFETIME RATE:                                                     9.955%
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE GROSS MARGIN:                                             3.225%
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE NET MARGIN:                                               2.800%
---------------------------------------------------------- -----------------------
NO PREPAYMENT PENALTIES:                                                   13.07%
---------------------------------------------------------- -----------------------
ONE YEAR HARD PREPAYMENT PENALTIES:                                        18.13%
---------------------------------------------------------- -----------------------
THREE YEAR HARD PREPAYMENT PENALTIES:                                      68.80%
---------------------------------------------------------- -----------------------
ONE-MONTH LIBOR INDEXED PERCENT:                                            1.03%
---------------------------------------------------------- -----------------------
ONE-YEAR MTA INDEXED PERCENT:                                              98.97%
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE FICO:                                                        703
---------------------------------------------------------- -----------------------
CASH OUT REFINANCE PERCENT:                                                51.82%
---------------------------------------------------------- -----------------------
CALIFORNIA PERCENT:                                                        61.06%
---------------------------------------------------------- -----------------------
PRIMARY RESIDENCE PERCENT:                                                 86.84%
---------------------------------------------------------- -----------------------
SINGLE FAMILY AND PUD PERCENT:                                             86.35%
---------------------------------------------------------- -----------------------
SINGLE LARGEST ZIP CODE PERCENT:                                           0.614%
---------------------------------------------------------- -----------------------
LARGEST INDIVIDUAL LOAN BALANCE:                                       $3,575,000
---------------------------------------------------------- -----------------------
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE ORIGINAL LOAN-TO-VALUE RATIO:                             75.55%
---------------------------------------------------------- -----------------------
---------------------------------------------------------- -----------------------
WEIGHTED AVERAGE COMBINED LOAN-TO-VALUE RATIO:                             82.02%
---------------------------------------------------------- -----------------------
---------------------------------------------------------- -----------------------
FINAL MATURITY DATE:                                                    12/1/2046
---------------------------------------------------------- -----------------------
(1)      All percentages calculated herein are percentages of scheduled principal balances as of the Cut-Off Date
(2)      Table above in addition to collateral tables below represent  approximately  68% of the entire expected final mortgage pool